                                  Ungaretti & Harris
                           3500 Three First National Plaza
                               Chicago, Illinois 60602
                                    (312) 977-4400


November 4, 1997


CenterPoint Properties Trust
401 North Michigan Avenue
Suite 3000
Chicago, Illinois 60611


Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 19, 1996 and declared effective by the Commission on January 6, 1997 as amended by a Post-Effective Amendment No. 1 filed with the Commission of October 15, 1997 and declared effective by the Commission on October 23, 1997 (the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and (ii) a supplement dated November 4, 1997 (the "Supplement") to the Registration Statement, relating to the issuance and sale of 3,000,000 Series A Preferred Shares of beneficial interest of the Company, $.001 par value per share (the "Series A Preferred Shares").

In this regard, we have examined:

a. the declaration of trust, by-laws and organizational documents of the Company;

b.  certain resolutions adopted by the Company's Board of Trustees;

c.  the Registration Statement and Supplement; and

d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.



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CenterPoint Properties Trust
November 4, 1997
Page -2-

Based upon the foregoing, we are of the opinion that the Series A Preferred Shares being sold pursuant to the Registration Statement and Supplement, if and when issued under the circumstances contemplated by the Supplement, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the general laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,




Ungaretti & Harris



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               GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                                 THE GARRETT BUILDING
                               233 EAST REDWOOD STREET
                              BALTIMORE, MARYLAND 21202
                                    (410) 576-4000



                                   November 4, 1997


CenterPoint Properties Trust
401 N. Michigan Avenue
Suite 3000
Chicago, Illinois 60611

Ladies and Gentlemen:

We have acted as special Maryland counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 19, 1996 and declared effective by the Commission on January 6, 1997 as amended by a Post-Effective Amendment No. 1 filed with the Commission of October 15, 1997 and declared effective by the Commission on October 23, 1997 (the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and (ii) a supplement dated November 4, 1997 (the "Supplement") to the Registration Statement, relating to the issuance and sale of 3,000,000 Series A Preferred Shares of beneficial interest of the Company, $.001 par value per share (the "Series A Preferred Shares").

In this regard, we have examined:

a. the declaration of trust, by-laws and organizational documents of the Company;

b.  certain resolutions adopted by the Company's Board of Trustees;

c.  the Registration Statement and Supplement; and

d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

CenterPoint Properties Trust
November 4, 1997
Page -2-

    Based upon the foregoing, we are of the opinion that the Series A Preferred Shares being sold pursuant to the Registration Statement and Supplement, if and when issued under the circumstances contemplated by the Supplement, will be validly issued, fully paid and nonassessable.

    We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

    We are members of the Bar of the State of Maryland. Our opinion is limited to the laws of the State of Maryland and the general laws of the United States of America.

                        Very truly yours,

                        Gordon, Feinblatt, Rothman, Hoffberger &
                             Hollander, LLC



                        By: /s/ Edward E. Obstler
                           -----------------------
                            Edward E. Obstler, Member